UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMERISERV FINANCIAL, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On or about April 26, 2023, AmeriServ Financial, Inc. (the “Company”) began mailing a letter to shareholders of the Company, a copy of which is filed as Exhibit 1.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with its upcoming annual meeting of shareholders (the “Annual Meeting”). The Company filed its definitive proxy statement and a GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2023 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.ameriserv.com/sec-filings/insider-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 27, 2023. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.

EXHIBIT 1

April 26, 2023 Dear Shareholder, AmeriServ Financial Inc.’s (“AmeriServ” or the “Company”) 2023 Annual Meeting of Shareholders (the “Annual Meeting”) is scheduled for May 26, 2023. Your vote is especially important this year to ensure the long-term success of the Company and our ability to deliver value for you. The GOLD proxy card included in this mailing contains instructions on how to cast your vote for the Company’s slate of three candidates for election to the Board of Directors (the “Board”) and the other items up for consideration at the Annual Meeting. Your vote is important – no matter how many shares you own. We urge you to vote FOR the election of all three director nominees and FOR each of the other proposals on the enclosed GOLD proxy card. Our Director Nominees Each Bring Important Perspectives and Experience to the Board To ensure we have a strong and well-qualified Board to protect AmeriServ’s long-term value, we ask that you vote FOR each of the following candidates: Mr. Bloomingdale's finance and labor experience will strengthen AmeriServ's human capital management efforts and position the Company to further expand its union business throughout Pennsylvania. Recently retired President of the Pennsylvania American Federation of Labor and Congress of Industrial Organizations (“Pennsylvania AFL-CIO”), a labor federation Previously served as Secretary-Treasurer of the Pennsylvania AFL-CIO Has a more than four-decade career in labor relations Richard “Rick” W. Bloomingdale

Mr. Hickton's experience in cybersecurity, legal affairs, regulatory matters, and data security and privacy approaches will directly benefit the Company as it meets customers' expectations for online and mobile services. Since 2017, has been the Founding Director of the Institute for Cyber Law, Policy and Security at the University of Pittsburgh Former U.S. Attorney for the Western District of Pennsylvania Served as staff director and senior counsel to the House Select Subcommittee on the Coronavirus Crisis David Hickton Mr. Onorato’s professional experience in healthcare, government, accounting and law makes him a valuable addition to our Board given the relevance of these areas for our banking business. Has been an integral member of the Board of Directors at AmeriServ since 2020, serving on the investment/asset liability committee and the audit committee and is the Board’s designated audit committee financial expert under the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) Since 2012, has been Executive Vice President, Chief Corporate Affairs Officer for Highmark Health, a health and wellness organization headquartered in Pittsburgh, Pennsylvania Served two terms as chief executive of Allegheny County and, prior to that, served as Allegheny County’s controller and two terms on the Pittsburgh City Council Daniel Onorato

As you likely know, a shareholder group selected by Driver Management Company LLC and its affiliates (collectively, the “Driver Group”) has submitted documents to the Company purporting to nominate three director candidates (collectively, the “Purported Driver Nominees”) for election to the Board at the Annual Meeting. We have informed the Driver Group that their nomination notice is invalid because it fails to comply with the Company’s Amended and Restated Bylaws due to certain material omissions and other material deficiencies. The Company and the Driver Group have both filed lawsuits relating to the validity of the Driver Group’s nomination notice. Unless the result of the litigation is that the Driver Group’s purported nomination notice is deemed valid, any director nominations made by the Driver Group will be disregarded, and no proxies voted in favor of the Purported Driver Nominees will be recognized or tabulated at the Annual Meeting. On behalf of the entire Board, we encourage you to protect your investment by voting FOR our refreshed slate of director candidates for this year’s Annual Meeting, including Richard "Rick" Bloomingdale, David Hickton and Daniel Onorato and FOR all other proposals on the GOLD proxy card Thank you for your support. Sincerely, The Board has unanimously determined that it is in the best interests of the Company and its shareholders to eliminate cumulative voting to create a more level playing field for director elections. We ask you to support our mission of strengthening our corporate governance by voting FOR the proposal to remove cumulative voting. Allan R. Dennison J. Michael Adams, Jr. Amy Bradley Kim W. Kunkle Margaret A. O’Malley Daniel A. Onorato Mark E. Pasquerilla Sara A. Sargent Jeffrey A. Stopko Eliminating Cumulative Voting to Enhance Corporate Governance Protect Your Investment

If you have any questions or require any assistance in voting your shares, or if you would like additional copies of the proxy materials, please contact our proxy solicitor: Morrow Sodali LLC 509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: (800) 662-5200 Brokers, Banks, and Other Nominees Call Collect: (203) 658-9400 Email: ASRV@investor.morrowsodali.com About AmeriServ Financial, Inc. AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, Pennsylvania. The Company’s subsidiaries provide full-service banking and wealth management services through 17 community offices in southwestern Pennsylvania and Hagerstown, Maryland. The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania. On December 31, 2022, AmeriServ had total assets of $1.4 billion and a book value of $6.20 per common share. For more information, visit www.ameriserv.com. Forward Looking Statements This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as “continuing,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy,” or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services. These forward-looking statements involve risks and uncertainties that could cause AmeriServ’s results to differ materially from management’s current expectations. Such risks and uncertainties are detailed in AmeriServ’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 27, 2023. Forward-looking statements are based on the beliefs and assumptions of AmeriServ’s management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement. Important Additional Information The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company filed its definitive proxy statement and a GOLD proxy card with the SEC on April 26, 2023 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.ameriserv.com/sec-filings/insider-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 27, 2023. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.